UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 28, 2011, Salix Pharmaceuticals, Ltd. issued a press release announcing its operating results for the fourth quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 23, 2011, Salix issued a press release announcing that it will present at three health care investment conferences during March 2011. A copy of this press release is attached as Exhibit 99.2.

Also, on February 23, 2011, Salix issued a press announcing that it will host a conference call at 7:30 a.m. ET on Thursday, February 24, 2011 to provide an update on the FDA review of the supplemental New Drug Application for XIFAXAN® 550 mg tablets. A copy of this press release is attached as Exhibit 99.3.

On February 24, 2011, Salix issued a press release announcing its anticipation of receiving a Complete Response Letter on the XIFAXAN® 550 mg tablets supplemental New Drug Application. A copy of this press release is attached as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 28, 2011, reporting operating results for the fourth quarter and year ended December 31, 2010.

99.2	Press release dated February 23, 2011, announcing presentation at three health care investment conferences in March 2011.

99.3	Press release dated February 23, 2011, announcing a conference call to provide an update on the XIFAXAN® 550 mg tablets supplement New Drug Application.

99.4	Press release dated February 24, 2011, announcing anticipation of receiving a FDA Complete Response Letter on XIFAXAN® 550 mg tablets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: February 28, 2011
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer